UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023 (July 25, 2023)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2023, the Board of Warner Music Group Corp. (the “Company”) adopted the Fifth Amended and Restated Bylaws of Warner Music Group Corp. (as amended and restated, the “Bylaws”), effective on such date, in order to address amendments to the Delaware General Corporation Law (the “DGCL”) and the adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “universal proxy rule”. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

•	Article I, Section 1.05 (Proxies). Updated to reserve the white or grey proxy card for management in a contested election.

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Article I, Section 1.06 (Voting Lists). Revised to reflect amended Section 219(a) of the DGCL, which no longer requires the stockholder list to be made available for inspection during the stockholder meeting.

•

Article I, Section 1.07 (Quorum). Revised to reflect Section 216 of the DGCL by specifying that if a separate vote by a class of shares is required, then a majority of the voting power of the shares of that class constitutes a quorum.

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Article I, Section 1.09 (Adjournment). Revised to reflect amended Section 222(c) of the DGCL, which expands the circumstances under which an adjourned meeting can be reconvened without requiring a new notice of meeting.

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Article I, Section 1.10 (Organization; Procedure). Updated to reflect additional rules, regulations and procedures that can be adopted by the Board or prescribed by the Chair of the stockholder meeting.

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Article I, Section 1.12 (Notice of Stockholder Proposals and Nominations). Updated to expand the scope of disclosures required by a stockholder seeking to nominate persons to be elected to the Board or submit proposals regarding other business at a meeting of stockholders to include information regarding the stockholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, or any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and any director nominee, as applicable; establish the number of persons a stockholder may nominate for election to the Board and require a representation that such nominees intend to serve a full term on the Board; enhance and clarify the procedural mechanics in connection with stockholder nominations and proposals; and address compliance by stockholders with Rule 14a-19 promulgated under the Exchange Act.

•

Article I, Section 1.13 (Delivery to the Corporation). Adopted to specify that documents or information required to be delivered to the Company or any officer, employee or agent thereof must be in writing and delivered by hand or by certified or registered mail.

•	Article I, Section 1.14 (Voting of Certain Stockholders). Revised to reflect Section 217 of the DGCL and other relevant law as it relates to voting of shares by different constituencies.

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Article I, Section 1.15 (Treasury Stock). Revised to recite Section 160 of the DGCL by specifying that treasury stock shall not be voted or counted in the total number of outstanding shares for the purpose of determining whether a quorum is present.

•	Article I, Section 1.16 (Record Date). Revised to recite Section 213 of the DGCL by specifying when a record date can be set for a stockholder meeting.

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Article I, Section 1.17 (Inspectors of Election). Revised to recite Section 231 of the DGCL by specifying that the Chair of the Board, the CEO or the Board may appoint an inspector to act at any meeting of stockholders, which inspector can be an officer, employee or agent of the company.

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Article II, Section 2.06 (Notice of Meetings; Waiver of Notice). Updated by specifying that less than 24 hours’ notice can be provided for a Board meeting as the person calling such meeting may deem necessary or appropriate in the circumstances and that the notice need not specify the purpose of the meeting unless required by law.

•	Article V, Section 5.07 (Record Date). Updated to recite Section 213(c) of the DGCL by specifying when the Board can set a record date for a dividend of distribution.

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Article VII, Section 7.10 (Waiver of Notice). Revised to recite Section 219 of the DGCL, which indicates that a waiver of notice in writing or by electronic transmission is equivalent to the giving of such notice and that the waiver need not mention the purpose of any annual or special meeting.

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Article IX, Sections 9.01-9.07 (Emergency Bylaws). As permitted by Section 110 of the DGCL, revised to adopt emergency bylaws in the event of an emergency, disaster or catastrophe, which allow for fewer directors to form a quorum or for officers to act as directors in certain circumstances, and to limit liability for any director or officer acting in accordance with such bylaws, except for willful misconduct.

In addition, certain non-substantive language and conforming changes, other technical edits and updates consistent with the DGCL were made to the Bylaws. The foregoing summary of the changes effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Fifth Amended and Restated Bylaws of Warner Music Group Corp., effective July 25, 2023.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Assistant Secretary

Date: July 28, 2023